Exhibit 99.1

GENMAT LAUNCHES PIONEERING, SPACE-BASED GEOPHYSICS MODELING INITIATIVE
Transforming Mineral Exploration Via Physics-based AI and new Cutting-Edge Hyperspectral Sensing

VIRGINIA CITY, NEVADA, NOVEMBER 14, 2023 – Comstock Inc. (NYSE: LODE) (“Comstock” and the “Company”) today announced a new, historic era of breakthrough mineral exploration with the successful launch of GENMAT-1, Quantum Generative Materials’ (GenMat) Hyperspectral Remote Sensing Imaging (HRSI) system to explore optimizing future mineral exploration for the Comstock mineral estate (“Comstock Mining”) via their proprietary physics-based artificial intelligence (AI) and cutting-edge hyperspectral sensing technology. The GENMAT-1 is one of the most powerful, commercially available Hyperspectral imagers of its kind, enabling higher resolution detection of chemical and physical information invisible to the naked eye. Hyperspectral imaging collects and processes information from across the electromagnetic spectrum using contiguous band. The GENMAT-1 has a resolution per pixel of 5 meters and over 400 spectral bands ranging from 440 nano meters to 900 nanometers. Comstock Mining is pioneering the testing and use of these two GenMat technologies by combining their physics-based AI with Comstock’s existing geologic data and the new GENMAT-1 HRSI system data.

GENMAT-1 was successfully launched and manifested via Maverick Space Systems, an end-to-end satellite deployment and mission integration services company, aboard a SpaceX Falcon 9 Transporter rocket from Vandenberg Space Force Base in Lompoc, California on November 11, 2023, 10:49 a.m. PST. The Company congratulates its strategic partner, GenMat, for attaining safe, sustained lunar orbit over 500 kilometers (equivalent to 310+ miles) above the surface of the Earth and for confirming beacon communications transmission. The satellite will continue to circle the planet every 90 minutes continuously to capture and transmit hyperspectral image data of minerals and surface persistent matter, with an initial mission of capturing hyperspectral data of the Comstock Lode.

Comstock’s hyperspectral data, to be acquired and transmitted within the next 3 months, will be integrated with 150+ years of current and historical geological data to test and improve GenMat’s geophysics-based machine learning models. The models are part of GenMat’s proprietary generative artificial intelligence platform (ZENO) that are currently being developed for the next generation geologic and geostatistical analysis of Comstock Mining’s gold and silver mineral estate, with the target goal of increasing Comstock’s categorized mineral resources to over 2 million ounces of gold.

Comstock consolidated and now owns or controls the most significant portions of the historic, world-class Comstock Lode gold and silver mining District comprising 12 square miles of owned consolidated properties, patented mining claims, unpatented mining claims, and surface parcels that encompasses 6.5 miles of continuous mineral strike targets. The Company recently published a third-party S-K 1300 technical report[1] estimating the Dayton Development Area (“Dayton”) contains measured and indicated mineral resources containing 293,000 ounces of gold and 2,120,000 ounces of silver. The Dayton also contains additional inferred mineral resources containing 90,000 ounces of gold and 480,000 ounces of silver. Properties in the Lucerne Development Area (“Lucerne) contain additional a historic resource of indicated mineral resources containing 312,000 ounces of gold and 3,760,000 ounces of silver. Lucerne also contains additional inferred mineral resource containing 207,000 ounces of gold and 2,092,000 ounces of silver.

“We are excited to apply our geophysics-informed models via GenMat’s ZENO platform to the combined GENMAT-1 Hyperspectral Data and Comstock’s extensive historic data,” said Deep Prasad, GenMat’s Founder and Chief Executive Officer. “We hope and believe the Comstock collaboration will be historically significant and representative of the rich innovation and impact made by the Comstock Lode on northern Nevada, San Francisco, Silicon Valley and the Western U.S. Beyond just proving the applications of Physics AI to sensing, we see our journey here as a continuation of the rich Comstock legacy.”

“This strategic partnership is ushering in the next generation of industrial mining innovations within a district and community rich with mining heritage,” said Comstock Inc. Executive Chairman and Chief Executive Officer Corrado De Gasperis. “This initiative not only has the potential to optimize the value of our owned, leased, permitted and revenue generating Comstock mineral estate, but to transform global mineral exploration. The new energy economy is dependent upon critical metals and minerals, central to electrification, so efficiency and speed to
[1] Technical Report Summary, Dayton Consolidated Project, Lyon County, Nevada, USA. November 30, 2022, Behre Dolbear & Company.

resource definition, while demonstrating greater environmental stewardship and systemic decarbonization is mission driven. GenMat is the ideal collaboration partner to explore these new frontiers.”

About Comstock Inc.

Comstock (NYSE: LODE) commercializes technologies that enable systemic decarbonization and accelerate the energy transition by efficiently converting under-utilized natural resources into renewable energy products, and by leveraging physics based artificial intelligence for more efficient and effective mineral and materials discovery. To learn more, please visit www.comstock.inc.

About Comstock Mining

Comstock Mining LLC, and its affiliates, are a Nevada-based, gold and silver mining operation located in the historic Comstock Lode district. Comstock Mining leverages proprietary, physics-based artificial intelligence (AI) and advanced data collecting and sensing technologies to transform mineral exploration, and is a wholly owned subsidiary of Comstock Inc. To learn more, please visit www.comstockmining.com.

About GenMat

GenMat is building an end-to-end ecosystem of solutions and quantum-empowered technology that enables their clients to carry out materials discovery all the way to raw materials procurement, all driven by the power of artificial intelligence. For more information about Quantum Generative Materials, please visit www.genmat.xyz. GenMat is a strategic investment of Comstock Inc.

Forward-Looking Statements

This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: future market conditions; future explorations or acquisitions; future changes in our research, development and exploration activities; future financial, natural, and social gains; future prices and sales of, and demand for, our products and services; land entitlements and uses; permits; production capacity and operations; operating and overhead costs; future capital expenditures and their impact on us; operational and management changes (including changes in the Board of Directors); changes in business strategies, planning and tactics; future employment and contributions of personnel, including consultants; future land and asset sales; investments, acquisitions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives, including the nature, timing and accounting for restructuring charges, derivative assets and liabilities and the impact thereof; contingencies; litigation, administrative or arbitration proceedings; environmental compliance and changes in the regulatory environment; offerings, limitations on sales or offering of equity or debt securities, including asset sales and associated costs; business opportunities, growth rates, future working capital, needs, revenues, variable costs, throughput rates, operating expenses, debt levels, cash flows, margins, taxes and earnings. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments, and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our filings with the SEC and the following: adverse effects of climate changes or natural disasters; adverse effects of global or regional pandemic disease spread or other crises; global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, and lithium, nickel and cobalt recycling, including risks of diminishing quantities or grades of qualified resources; operational or technical difficulties in connection with exploration, metal recycling, processing or mining activities; costs, hazards and uncertainties associated with precious and other metal based activities, including environmentally friendly and economically enhancing clean mining and processing technologies, precious metal exploration, resource development, economic feasibility assessment and cash generating mineral production; costs, hazards and uncertainties associated with metal recycling, processing or mining activities; contests over our title to properties; potential dilution to our stockholders from our stock issuances, recapitalization and balance sheet restructuring activities; potential inability to comply with applicable government regulations or law; adoption of or changes in legislation or regulations adversely affecting our businesses; permitting constraints or delays; challenges to, or potential inability to, achieve the benefits of business opportunities that may be presented to, or pursued by, us, including those involving battery technology and efficacy, quantum computing and generative artificial intelligence supported advanced materials development, development of cellulosic technology in bio-fuels and related material production; commercialization of cellulosic technology in bio-fuels and generative artificial intelligence development services; ability to successfully identify, finance, complete and integrate acquisitions, joint ventures, strategic alliances, business combinations, asset sales, and investments that we may be party to in the future; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to capital constraints; equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, zinc, lithium, nickel, cobalt, cyanide, water, diesel, gasoline and alternative fuels and electricity); changes in generally accepted accounting principles; adverse effects of war, mass shooting, terrorism and geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to satisfy debt and lease obligations; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the Securities and Exchange Commission; potential inability to list our securities on any securities exchange or market or maintain the listing of our securities; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows, or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company, the fund, or any other issuer. Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company, the fund, or any other issuer.

Contact Information:

For investor inquiries, contact
RB Milestone Group
Tel (203) 487-2759
ir@comstockinc.com

For press inquiries or questions, contact
Zach Spencer
Comstock Inc.
Tel (775) 847-7532
questions@comstockinc.com

Source: Comstock Inc.